Exhibit 99.1

Corvus Gold Intersects New Vein System in Sierra Blanca North Target, North Bullfrog Project, Nevada

Stockwork Vein Mineralization Identified 400 Metres West of YellowJacket Deposit

TSX: KOR  OTCQX: CORVF

VANCOUVER, July 9, 2015 /CNW/ - Corvus Gold Inc. ("Corvus" or the "Company") - (TSX: KOR, OTCQX: CORVF) announces initial results from the first of multiple outlined priority targets (NR15-05, April 14, 2015) from its phase one 2015 drill program.  The initial two core drill holes intersected the targeted Sierra Blanca NE trending structural zone that hosts productive stockwork veining.  Assays returned gold mineralization exceeding +1 g/t over multiple metres that is typical for this style of YellowJacket type stockwork (Table 1).  Results suggest that a YellowJacket type high grade vein/stockwork gold system with potential could exist over several hundred metres and will be followed up in the phase two 2015 drill program (Figure 1).

Jeff Pontius Corvus Gold CEO states… "The results from these initial drill holes are highly encouraging as they point to potential to expand the high-grade mill resource already within the greater Sierra Blanca/YellowJacket WhittleTH pit.  This also highlights the potential of the overall Sierra Blanca disseminated deposit to host several more of these steeply dipping feeder vein systems when effectively drilled with angle holes to augment the prior vertical drilling.  As Corvus continues to explore the North Bullfrog property more and more, potential continues to emerge for this under explored, emerging new Nevada gold-silver district."

Table 1: Stockwork Vein Intercepts* from North Sierra Blanca Target
(Reported drill intercepts are not true widths.  At this time, there is insufficient data with respect to the shape of the mineralization to calculate its true orientation in space.)

Hole ID	From (m)	To (m)	Length (m)	Au (g/t)	Ag (g/t)	Comment
NB-15-425	47.54	51.65	4.11	1.30	2.74	NE30 Target
NB-15-426	154.84	158.53	3.69	1.31	1.52	NE30 Target
* stockwork veining is defined as the intervals vein density of >5% and a cutoff grade of 1.0 g/t gold

Drill Results Summary

NB-15-425 was targeted on a series of NE-trending, moderate to steeply west-dipping structures that control alteration and quartz stockwork veining on the northwest side of the Sierra Blanca deposit and possibly the western counterpart for the YellowJacket Vein system.  The Sierra Blanca deposit was originally drilled out with vertical holes. Identifying steeply dipping feeder veins similar to the YellowJacket discovered on the east side or others that could be internal or west of the deposit will be the target in the subsequent drill program.  Follow-up logging after the YellowJacket discovery revealed that several of these vertical RC holes in the northern part of the Sierra Blanca deposit encountered broad intervals of low grade mineralization and northeast trending quartz stockwork veining. Hole NB-15-425 targeted a broad quartz-adularia alteration zone between the NE30 and NE40 faults at elevations equivalent to the high-grade zone in the adjacent YellowJacket Vein deposit. The upper part of hole NB-15-425 encountered 4.1 metres at 1.3 g/t Au oxide mineralization in the Savage Valley dacite on a splay of the NE30 fault zone.  These grades in upper level stockwork veining hosted in dacite are consistent with those returned from the upper parts for a YellowJacket type system and follow up drilling will target this structural zone deeper to assess if the system broadens at depth.  This hole continued down through broad intervals of low grade mineralization in the Pioneer Formation. Strong quartz-adularia-illite alteration and quartz stockwork veining is abundant in the Pioneer Formation throughout the hole, but no other zones of significant grade were encountered (Table 2).

NB-15-426 also targeted a series of NE-trending, moderate to steeply west-dipping structures associated with the NE30 fault zone approximately 400 metres NE of hole 425.  This area of the Sierra Blanca deposit has returned a number of vertical RC drill intercepts of higher gold and silver values as well as anomalous copper indicative of the more productive parts of the YellowJacket system.  The target concept, like that for hole 425, is the NE30 fault zone bounding the west side of the Sierra Blanca deposit which could be an analog to the YellowJacket high-grade zone on the east side.  Hole NB-15-426 intersected 3.7 metres at 1.31 g/t Au, within a broader interval of 63.53 metres at 0.52 g/t, all within the Sierra Blanca Tuff. This mineralized stockwork interval exhibits a similar vein paragenesis to the YellowJacket Vein, suggesting the interval is in close proximity to a productive high-grade vein. NB-15-426 was lost in a mineralized fault zone before reaching completion depth and will be followed up.

Table 2: All Intercepts* from North Sierra Blanca Target
(Reported drill intercepts are not true widths.  At this time, there is insufficient data with respect to the shape of the mineralization to calculate its true orientation in space.)

Hole ID		From (m)	To (m)	Length (m)	Au (g/t)	Ag (g/t)
NB-15-425		47.54	57.3	9.76	0.79	1.96
	Including	47.54	51.65	4.11	1.30	2.74
		63.91	67.42	3.51	0.51	1.48
		121.31	127.41	6.1	0.13	0.40
		130.45	215.4	84.95	0.21	0.51
		221.68	253.9	32.22	0.21	0.47
		295.55	306.02	10.47	0.15	0.53
azi 123 incl -45		319.43	334.99	15.56	0.25	0.37
NB-15-426		103.02	168.55	65.53	0.52	1.36
	Including	154.84	158.53	3.69	1.31	1.52
		192.31	203.48	11.17	0.18	0.74
		207.36	231.58	24.22	0.28	1.61
		234.94	253.9	18.96	0.15	0.48
azi 145 incl -60		234.94	253.9	18.96	0.15	0.48
*all intercepts utilize a cutoff of 0.1g/t gold with the exception of the stockwork zones which use a 1.0 g/t gold cutoff.

About the North Bullfrog Project, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right.

The North Bullfrog project includes numerous prospective gold targets at various stages of exploration with four having the following modeled resources (Sierra Blanca, Jolly Jane, Mayflower and YellowJacket).  The project contains a measured and indicated oxide mill resource of 5.67 Mt at an average grade of 2.22 g/t gold, and 16.67 g/t silver, containing 405.6K ounces of gold and 3,038.5K ounces of silver and an inferred resource of 1.48 Mt at an average grade of 0.83 g/t gold and 4.26 g/t silver, containing 39.4K ounces of gold and 203.4K ounces of silver.  In addition the project contains a measured and indicated, oxide, run of mine, heap leach resource of 23.15 Mt at an average grade of 0.30 g/t gold and 0.46 g/t silver, containing 221.1K ounces of gold and 344.1K ounces of silver and an inferred resource of 176.3 Mt at an average grade of 0.19 g/t gold and 0.67 g/t silver, containing 1,092.8K ounces of gold and 3,801.7K ounces of silver.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101, has supervised the preparation of the scientific and technical information that form the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by National Instrument 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at North Bullfrog was designed and supervised by Mark Reischman, Corvus Gold's Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to ALS Chemex in Reno, Nevada, for preparation and then on to ALS Chemex in Reno, Nevada, or Vancouver, B.C., for assaying.  ALS Chemex's quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to ALS Chemex and an ISO compliant third party laboratory for additional quality control.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at North Bullfrog, Nevada.  In addition the Company controls a number of other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of those discoveries to maximize share price leverage in a recovering gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding potential to expand the high-grade mill resource, the potential of the overall Sierra Blanca disseminated deposit to host several more of these steeply dipping feeder vein systems, estimates of resources, the anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential to expand the existing estimated resource at the North Bullfrog project, the potential for the North Bullfrog system to continue to grow and/or to develop into a major new higher-grade, bulk tonnage, Nevada gold discovery, the potential for any mining or production at North Bullfrog, the potential for the identification of multiple deposits at North Bullfrog, the potential for the existence or location of additional high-grade veins, the potential for the Company to secure or receive any royalties in the future, business and financing plans and business trends, are forward-looking statements.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company's 2014 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada.  All of the Company's Canadian public disclosure filings may be accessed via www.sedar.com and the Company's United States public disclosure filings may be access via www.sec.govand readers are urged to review these materials, including the technical reports filed with respect to the Company's mineral properties.

Cautionary Note to US Investors

National Instrument 43 101 - Standards of Disclosure for Mineral Projects ("NI 43-101") is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.  Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the "CIM Standards") as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC's Industry Guide 7 ("SEC Industry Guide 7").  Accordingly, the Company's disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7.  Without limiting the foregoing, while the terms "mineral resources", "inferred mineral resources", "indicated mineral resources" and "measured mineral resources" are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7.  Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves.  Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically.  It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category.  Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases.  The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit amounts.  The term "contained ounces" is not permitted under the rules of SEC Industry Guide 7.  In addition, the NI 43-101 and CIM Standards definition of a "reserve" differs from the definition in SEC Industry Guide 7.  In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a "final" or "bankable" feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. The mine economics presented herein and derived from the PEA are preliminary in nature and may not be realized. The PEA is not a feasibility study. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.

SOURCE Corvus Gold Inc.

Image with caption: "Figure 1. Drill hole map of the North Sierra Blanca target with the projection of the NE30 target zone and drill holes NB-15-425 & 426 shown with down hole assays. (CNW Group/Corvus Gold Inc.)". Image available at: http://photos.newswire.ca/images/download/20150709_C4016_PHOTO_EN_441582.jpg

%CIK: 0001507964

For further information: Ryan Ko, Investor Relations, Email: info@corvusgold.com, Phone: 1-888-770-7488 (toll free) or (604) 638-3246 /Fax: (604) 408-7499

CO: Corvus Gold Inc.

CNW 08:00e 09-JUL-15